Exhibit

Schedule A – Item 2(c)

GSK

Directors and Executive Officers

Name	Business Address	Principal Occupation or Employment	Citizenship
Board of Directors
Sir Jonathan Symonds CBE	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chair and Company Director	British
Emma Walmsley	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Executive Director	British
Julie Brown	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	British
Elizabeth McKee Anderson	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Charles Bancroft	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Dr. Hal Barron	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Dr. Anne Beal	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Wendy Becker	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	British & US & Italian
Dr. Harry (Hal) Dietz	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Dr. Gavin Screaton	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	British
Jeannie Tsun-Huei Lee	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
Dr. Vishal Sikka	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Company Director	US
GSK Leadership Team
Emma Walmsley	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief Executive Officer	British
Julie Brown	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief Financial Officer	British
Diana Conrad	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief People Officer	Canadian
James Ford	79 New Oxford Street, London, WC1A 1DG, United Kingdom	SVP and Group General Counsel, Legal and Compliance	British & US
Sally Jackson	79 New Oxford Street, London, WC1A 1DG, United Kingdom	SVP, Global Communications and CEO Office	British
Luke Miels	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief Commercial Officer	Australian
Shobana Ramakrishnan	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief Digital & Technology Officer	US
David Redfern	79 New Oxford Street, London, WC1A 1DG, United Kingdom	President, Corporate Development	British
Regis Simard	79 New Oxford Street, London, WC1A 1DG, United Kingdom	President, Global Supply Chain	French & British
Philip Thomson	79 New Oxford Street, London, WC1A 1DG, United Kingdom	President, Global Affairs	British
Deborah Waterhouse	79 New Oxford Street, London, WC1A 1DG, United Kingdom	CEO, ViiV Healthcare and President Global Health, GSK	British
Tony Wood	79 New Oxford Street, London, WC1A 1DG, United Kingdom	Chief Scientific Officer	British